Exhibit 99.1

Aeglea BioTherapeutics Prices Public Offering of Common Stock

Austin, Texas (June 6, 2017) – Aeglea BioTherapeutics, Inc., (NASDAQ: AGLE) a biotechnology company committed to developing enzyme-based therapeutics in the field of amino acid metabolism to treat rare genetic diseases and cancer, today announced the pricing of its underwritten public offering of 3,000,000 shares of common stock at a public offering price of $4.10 per share, with expected gross proceeds to Aeglea of $12.3 million. The offering is expected to close on June 9, 2017, subject to customary closing conditions.

JonesTrading Institutional Services LLC is acting as sole book-runner.

Aeglea intends to use the net proceeds from the offering to fund research and development of its product candidates, working capital, capital expenditures and other general corporate purposes. In addition, Aeglea has granted the underwriter of the offering a 30-day option to purchase up to an additional 450,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

The common stock is being offered by Aeglea pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC). The common stock may be offered only by means of a prospectus, including a prospectus supplement, that form a part of the effective registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus, and when available, the final prospectus supplement and accompanying base prospectus may also be obtained from JonesTrading Institutional Services LLC, 32133 Lindero Canyon Road, Suite 208, Westlake Village, CA 91361, Attention: Compliance Department, or via telephone at (844) 566-6587 or via email at syndicate@jonestrading.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Aeglea BioTherapeutics, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aeglea BioTherapeutics

Aeglea is a biotechnology company committed to developing enzyme-based therapeutics in the field of amino acid metabolism to treat rare genetic diseases and cancer. The company’s engineered human enzymes are designed to modulate the extremes of amino acid metabolism in the blood to reduce toxic levels of amino acids in inborn errors of metabolism or target tumor metabolism for cancer treatment. AEB1102, Aeglea’s lead product candidate, is currently being studied in two ongoing Phase 1 clinical trials in patients with advanced solid tumors and acute myeloid leukemia/myelodysplastic syndrome (AML/MDS). Additionally, Aeglea is recruiting patients into its ongoing Phase 1/2 trial of AEB1102 for the treatment of patients with Arginase 1 Deficiency. The company is building a pipeline of additional product candidates targeting key amino acids, including AEB4104, which degrades homocystine, a target for an inborn error of metabolism, as well as two potential treatments for cancer, AEB3103, which degrades cysteine, and its oxidized form cystine, and AEB2109, which degrades methionine.

For more information, please visit http://aegleabio.com.

Safe Harbor / Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what Aeglea expects. Examples of forward-looking statements include, among others, statements Aeglea makes regarding the expected gross proceeds from the offering, the timing of completion of the offering, expected use of proceeds and the potential therapeutic benefits and economic value of our lead product candidate or other product candidates. Further information on potential risk factors that could affect our business and its financial results are detailed in Aeglea’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Aeglea undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

# # #

Media Contact:

Kelly Boothe, Ph.D.

Pure Communications

415.946.1076

media@aegleabio.com

Investor Contact:

Charles N. York II

Chief Financial Officer

Aeglea BioTherapeutics

investors@aegleabio.com

2